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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                            CURRENT REPORT PURSUANT
                             TO SECTION 13 OR 15(d)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 August 7, 2001
                Date of report (Date of earliest event reported)

                                BINGO.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Florida
                 (State or Other Jurisdiction of Incorporation)

               000-26319                                  98-0206369
        (Commission File Number)               (IRS Employer Identification No.)

      3rd Floor, 1286 Homer Street
  Vancouver, British Columbia, Canada                       V6Z 1R5
(Address of Principal Executive Offices)                  (Zip Code)

                                 (604) 647-6407
              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

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                                BINGO.COM, INC.



Item 1.  Changes in Control of Registrant.


         Not applicable.


Item 2.  Acquisition or Disposition of Assets.

         Not applicable.


Item 3.  Bankruptcy or Receivership.


         Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.


Effective August 7, 2001, Bingo.com, Inc., (the "Company") changed its certifying independent accountant from Grant Thornton, LLP to Davidson & Company, Chartered Accountants.

This change was approved by the Company's board of directors, and was made in connection with the relocation of the Company's executive offices to Vancouver, British Columbia, from Los Angeles, California, and it was determined that Davidson & Company, Chartered Accountants, whose offices are in Vancouver, British Columbia, could better serve the Company. Following August 7, 2001, Grant Thornton, LLP will continue to work with us on a project-by-project basis as the audit functions are transitioned to Davidson & Company, Chartered Accountants.

During our two most recent fiscal years and through the date of this report, (i) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, and (ii) we did not and nobody on our behalf has consulted Davidson & Company, Chartered Accountants, regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Grant Thornton, LLP's report on the Company's financial statements for the year ended December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2000 and from the date of appointment of Grant Thornton, LLP as the Company's independent accountant on July 24, 2000, and the subsequent interim periods preceding Grant Thornton, LLP's dismissal, there were no disagreements with Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused Grant Thornton, LLP to make reference to the subject matter of the disagreement in connection with its report. We have authorized Grant Thornton, LLP to respond fully to any subject matter with respect to our financial statements.

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The Company has not been advised by Grant Thornton, LLP of any of the following:
(A) lack of internal controls necessary for the Company to develop reliable financial statements; (B) any information that has come to their attention that has led them to no longer rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management; (C) any need to expand significantly the scope of their audit or information that has come to their attention during the two fiscal years prior to and preceding the change in independent accountants that, if further investigated, would (i) materially impact the fairness or reliability of the previously issued independent accountants' report or the financial statements issued or covering such period or (ii) cause Grant Thornton, LLP to become unwilling to rely on management's representations or that has made them unwilling to be associated with our financial statements, or due to the dismissal of Grant Thornton, LLP or any other reason, Grant Thornton, LLP did not so expand the scope of the audit or conduct such further investigation; or
(D) any information that has come to the attention of Grant Thornton, LLP, that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two fiscal years prior to and preceding the change in the independent accountants (including information that, unless resolved, to the satisfaction of such independent accountant, would prevent it from rendering an unqualified audit report on those financial statements) and due to the dismissal of Grant Thornton, LLP or any other reason, any issue has not been resolved to such independent accountants satisfaction prior to the dismissal of Grant Thornton, LLP.

The Company has requested that Grant Thornton, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosure.

Item 5.  Other Events and Regulation FD Disclosure.

         Not applicable.

Item 6.  Resignations of Registrant's Directors.

         Not applicable.


Item 7.  Financial Statements and Exhibits.


         (a)      Financial statements of businesses acquired:

                  Not Applicable.


         (b)      Pro forma financial information:

                  Not Applicable.

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         (c)      Exhibits


         The following exhibit is filed as a part of this report.

                  16.1 Letter from Grant Thornton LLP

Item 8.  Change in Fiscal Year.


         Not applicable.


Item 9.  Regulation FD Disclosure.


         Not applicable.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BINGO.COM, INC.
                                             (Registrant)


Date:    September 10, 2001                  By: /s/"Tarrnie Williams"
                                                 -------------------------------
                                                 Tarrnie Williams, President

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                               Index to Exhibits

16.1     Letter from Grant Thornton LLP